Exhibit 4.2

EXECUTION VERSION

SUPPLEMENTAL INDENTURE No. 1

SUPPLEMENTAL INDENTURE No. 1, dated as of February 27, 2020 (the “Supplemental Indenture”), between OTIS WORLDWIDE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of February 27, 2020 (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance;

WHEREAS, Section 901(6) of the Base Indenture provides that the Company may enter into a supplemental indenture to establish the terms and provisions of Securities of any series issued pursuant to the Base Indenture;

WHEREAS, the Company desires to issue six separate series of Securities, and has duly authorized the creation and issuance of such Securities and the execution and delivery of this Supplemental Indenture to modify the Base Indenture and provide certain additional provisions as hereinafter described;

WHEREAS, the parties hereto deem it advisable to enter into this Supplemental Indenture for the purpose of establishing the terms of such Securities and providing for the rights, obligations and duties of the Trustee with respect to such Securities; and

WHEREAS, all conditions and requirements of the Base Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01     Definitions.

(a)          For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Benchmark” means, initially, Three-Month LIBOR; provided, that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month LIBOR or the then-current Benchmark, the “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Agent” means the Company or the Company’s designee appointed by the Company in its sole discretion (which may include the Company’s affiliates) to perform any particular obligation to be performed in connection with the transition to a Benchmark Replacement in its sole discretion.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Benchmark Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Benchmark Agent as of the Benchmark Replacement Date: (a) the sum of (1) Term SOFR and (2) the Benchmark Replacement Adjustment; (b) the sum of (1) Compounded SOFR and (2) the Benchmark Replacement Adjustment; (c) the sum of: (1) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (2) the Benchmark Replacement Adjustment; (d) the sum of: (1) the ISDA Fallback Rate and (2) the Benchmark Replacement Adjustment; or (e) the sum of: (1) the alternate rate of interest that has been selected by the Benchmark Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (2) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Benchmark Agent as of the Benchmark Replacement Date: (a) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; (b) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or (c) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Benchmark Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates with respect to each Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Benchmark Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Benchmark Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Benchmark Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Benchmark Agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; (b) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or (c) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Clearstream” means Clearstream Banking, S.A., or the successor to its securities clearance and settlement operations.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate (which will be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each applicable Interest Period), and conventions for this rate being established by the Benchmark Agent in accordance with: (a) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that: (b) if, and to the extent that, the Benchmark Agent determines that Compounded SOFR cannot be determined in accordance with clause (a) above, the rate, or methodology for this rate, and conventions for this rate that shall have been selected by the Benchmark Agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate notes at such time. For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment and the spread of 0.45% per annum.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current Benchmark.

“Definitive Note” means a certificated Note containing, if required, the appropriate Restricted Notes Legend set forth in Section 2.12(e)(ii).

“Designated LIBOR Page” means the display on Reuters, Page LIBOR01 (or any successor or substitute page of such service, or any successor to such service selected by the Company), for the purpose of displaying the London interbank rates of U.S. dollars.

“Euroclear” means Euroclear S.A./N.V., a company organized under the laws of Belgium, as operator of the Euroclear System, or its successor in such capacity.

“Exchange Notes” has the meaning specified in the Registration Rights Agreement.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Global Notes Legend” means the legend set forth in Section 2.12(e)(i).

“Guarantee Agreement” means the Guarantee Agreement, dated February 27, 2020, between the Guarantor and the Trustee.

“Guarantee Release Date” means the date upon which the Parent Guarantee is terminated and released in accordance with the terms of the Guarantee Agreement.

“Guarantor” means United Technologies Corporation, a Delaware corporation.

“Initial Notes” means the Notes issued pursuant to this Supplemental Indenture on the date hereof.

“Interest Payment Date” when used with respect to any Fixed Rate Notes, means the date specified in such Notes as the fixed date on which an installment of interest is due and payable.

“Interpolated Benchmark”, with respect to the Benchmark, means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (a) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (b) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread (which may be positive or negative value or zero) that would apply for interest rate derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for interest rate derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“LIBOR” means the offered rate for deposits in U.S. dollars that appears on the Designated LIBOR Page as of 11:00 a.m., London time on any Interest Determination Date related to an Interest Period, as applicable.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by DTC), or any successor Person thereto and will initially be the Trustee.

“Parent Guarantee” means the Guarantor’s guarantee of each series of the Notes provided under the Guarantee Agreement.

“Purchase Agreement” means the Purchase Agreement dated as of February 19, 2020 among the Company and the Representatives.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A promulgated under the Securities Act.

“Record Date” means the close of business on the date that is fifteen (15) calendar days prior to the date on which interest is scheduled to be paid, regardless of whether such date is a Business Day; provided that if any of the Notes are held by a securities depositary in book-entry form, the Record Date for such Notes will be the close of business on the Business Day immediately preceding the date on which interest is scheduled to be paid.

“Reference Time” with respect to any determination of the Benchmark means (a) if the Benchmark is Three-Month LIBOR, 11:00 a.m. (London time) on the relevant Interest Determination Date, and (b) if the Benchmark is not Three-Month LIBOR, the time determined by the Benchmark Agent in accordance with the Benchmark Replacement Conforming Changes.

“Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of February 27, 2020, among the Company, the Guarantor and the Representatives.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Notes” means all Notes offered and sold to a non-U.S. Person in an offshore transaction in reliance on Regulation S.

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.

“Representatives” means BofA Securities, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives of the initial purchasers named in Schedule I to the Purchase Agreement.

“Restricted Notes Legend” means the legend set forth in Section 2.12(e)(ii).

“Restricted Period” means with respect to any Notes the period that is 40 days after the later of (i) the original issue date of the Notes and (ii) the date when the Notes or any predecessor of the Notes are first offered to Persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to purchasers reasonably believed to be QIBs in reliance on Rule 144A.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Three-Month LIBOR” means, for any Interest Period, LIBOR having a maturity of three months. If the rate does not appear on Designated LIBOR Page as of 11:00 a.m., London time, on any Interest Determination Date related to an Interest Period, as applicable, and if a Benchmark Transition Event has not occurred, then the Company will request the principal London Office of each of four major reference banks in the London interbank market, selected by the Company for this purpose, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a.m., London time, on such Interest Determination Date and in a principal amount equal to an amount for a single transaction in U.S. dollars in the relevant market at the relevant time as determined by the Company and provided to the Calculation Agent (a “Representative Amount”). If at least two such quotations are so provided, Three-Month LIBOR for the Interest Period related to such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Company will request each of three major banks in the City of New York selected by the Company for this purpose, to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a.m., New York City time, on such Interest Determination Date and in a Representative Amount. If at least two such rates are so provided, Three-Month LIBOR for the Interest Period related to such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, but a Benchmark Transition Event has not occurred, then Three-Month LIBOR for the Interest Period related to such Interest Determination Date will be set to equal the Three-Month LIBOR for the immediately preceding Interest Period or, in the case of the Interest Period commencing on the first Floating Rate Interest Payment Date, the coupon shall be the most recent Three-Month LIBOR that can be determined by reference to the Designated LIBOR Page. All percentages used in or resulting from any calculation of Three-Month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

“Transfer Restricted Note” means any Note that contains or is required to contain a Restricted Notes Legend.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(b)          The terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular.

(c)          Terms used herein without definition will have the meanings specified in the Base Indenture.

(d)         All references to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

(e)         The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

(f)          All references to “interest” on the Notes will be deemed to include any additional interest thereof pursuant to the Registration Rights Agreement.

Section 1.02     Index of Defined Terms.

Term	Page
10-Year Fixed Rate Notes	10
20-Year Fixed Rate Notes	10
30-Year Fixed Rate Notes	10
5-Year Fixed Rate Notes	10

7-Year Fixed Rate Notes	10
Additional Notes	11
Agent Members	17
Applicable Procedures	1
Base Indenture	1
Benchmark	2
Benchmark Agent	2
Benchmark Replacement	2
Benchmark Replacement Adjustment	2
Benchmark Replacement Conforming Changes	2
Benchmark Replacement Date	3
Benchmark Transition Event	3
Calculation Agent	13
Calculation Date	26
Change of Control Offer	29
Change of Control Payment	29
Clearstream	3
Company	1
Comparable Treasury Issue	26
Comparable Treasury Price	26
Compounded SOFR	3
Corresponding Tenor	4
Daily Interest Amount	15
Definitive Note	4
Designated LIBOR Page	4
DTC	21
Euroclear	4
Exchange Notes	4
Federal Reserve	4
Federal Reserve Bank of New York’s Website	4
Fixed Rate Notes	10
Floating Rate Interest Payment Date	13
Floating Rate Notes	10
Global Notes	17
Global Notes Legend	4
Guarantee Agreement	4
Guarantee Release Date	4
Guarantor	4
herein	7
hereof	7
hereunder	7
Indenture	1
Independent Investment Banker	26
Initial Notes	4
Interest Determination Date	14
Interest Payment Date	4

Interest Period	13
Interest Reset Date	13
Interpolated Benchmark	4
ISDA Definitions	5
ISDA Fallback Adjustment	5
ISDA Fallback Rate	5
LIBOR	5
London Business Day	14
Make-Whole Basis Points	26
Make-Whole Redemption Price	25
Notes	10
Notes Custodian	5
Par Call Date	27
Parent Guarantee	5
Primary Treasury Dealer	27
Purchase Agreement	5
QIB	5
Qualified Institutional Buyer	5
Record Date	5
Reference Time	5
Reference Treasury Dealer	27
Reference Treasury Dealer Quotations	27
Registered Exchange Offer	5
Registration Rights Agreement	6
Regulation S	6
Regulation S Global Note	17
Regulation S Notes	6
Relevant Governmental Body	6
Remaining Scheduled Payments	27
Representative Amount	7
Representatives	6
Restricted Notes Legend	6
Restricted Period	6
Rule 144	6
Rule 144A	6
Rule 144A Global Note	17
Rule 144A Notes	6
Securities Act	6, 21
SOFR	6
Supplemental Indenture	1
Term SOFR	6
Three-Month LIBOR	6
Transfer Restricted Note	7
Treasury Rate	27
Trustee	1
Unadjusted Benchmark Replacement	7

ARTICLE II

THE NOTES

Section 2.01     Title of Securities. There will be:

(a)          a series of Securities designated the “2.056% Notes due 2025” of the Company (the “5-Year Fixed Rate Notes”);

(b)         a series of Securities designated the “2.293% Notes due 2027” of the Company (the “7-Year Fixed Rate Notes”);

(c)         a series of Securities designated the “2.565% Notes due 2030” of the Company (the “10-Year Fixed Rate Notes”);

(d)          a series of Securities designated the “3.112% Notes due 2040” of the Company (the “20-Year Fixed Rate Notes”);

(e)          a series of Securities designated the “3.362% Notes due 2050” of the Company (the “30-Year Fixed Rate Notes” and, together with the 5-Year Fixed Rate Notes, the 7-Year Fixed Rate Notes, the 10-Year Fixed Rate Notes and the 20-Year Fixed Rate Notes, the “Fixed Rate Notes,”)

(f)          a series of Securities designated the “Floating Rate Notes due 2023” of the Company (the “Floating Rate Notes” and together with the Fixed Rate Notes, the “Notes”).

Section 2.02     Limitation of Aggregate Principal Amount.

(a)          The aggregate principal amount of the 5-Year Fixed Rate Notes will initially be limited to $1,300,000,000.

(b)          The aggregate principal amount of the 7-Year Fixed Rate Notes will initially be limited to $500,000,000.

(c)          The aggregate principal amount of the 10-Year Fixed Rate Notes will initially be limited to $1,500,000,000.

(d)          The aggregate principal amount of the 20-Year Fixed Rate Notes will initially be limited to $750,000,000.

(e)          The aggregate principal amount of the 30-Year Fixed Rate Notes will initially be limited to $750,000,000.

(f)           The aggregate principal amount of the Floating Rate Notes will initially be limited to $500,000,000.

(g)          In the case of each series of Notes, the aggregate principal amount specified in this Section will be subject to the amount of such series that is authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, such series pursuant to Section 304, 305, 306, 906 or 1107 of the Base Indenture and the amount of such series which, pursuant to Section 303 of the Base Indenture, is deemed never to have been authenticated and delivered thereunder.

(h)        The Company may from time to time, without notice to or the consent of the Holders of any series of Notes, create and issue further Notes of any such series (“Additional Notes”) ranking equally with the Notes of such series (and being treated as a single class with the Notes of such series already Outstanding) in all respects and having the same terms as the Notes of such series already Outstanding except for issue date, issue price and, under some circumstances, the first Interest Payment Date or Floating Rate Interest Payment Date, as applicable, thereof. If any Additional Notes are not fungible with the initial Notes of such series for U.S. federal income tax purposes, then those Additional Notes will have a separate CUSIP number. The Notes of each series and any Additional Notes of such series, together with any Exchange Notes issued with respect to such series in accordance with the Registration Rights Agreement, will be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions.

Section 2.03     Principal Payment Date.

(a)          The principal amount of the 5-Year Fixed Rate Notes Outstanding (together with any accrued and unpaid interest) will be payable in a single installment on April 5, 2025, which date will be the Stated Maturity of the 5-Year Fixed Rate Notes.

(b)          The principal amount of the 7-Year Fixed Rate Notes Outstanding (together with any accrued and unpaid interest) will be payable in a single installment on April 5, 2027, which date will be the Stated Maturity of the 7-Year Fixed Rate Notes.

(c)          The principal amount of the 10-Year Fixed Rate Notes Outstanding (together with any accrued and unpaid interest) will be payable in a single installment on February 15, 2030, which date will be the Stated Maturity of the 10-Year Fixed Rate Notes.

(d)          The principal amount of the 20-Year Fixed Rate Notes Outstanding (together with any accrued and unpaid interest) will be payable in a single installment on February 15, 2040, which date will be the Stated Maturity of the 20-Year Fixed Rate Notes.

(e)          The principal amount of the 30-Year Fixed Rate Notes Outstanding (together with any accrued and unpaid interest) will be payable in a single installment on February 15, 2050, which date will be the Stated Maturity of the 30-Year Fixed Rate Notes.

(f)           The principal amount of Floating Rate Notes outstanding (together with any accrued and unpaid interest) will be payable in a single installment on April 5, 2023, which date will be the Stated Maturity of the Floating Rate Notes.

Section 2.04     Interest on the Fixed Rate Notes.

(a)          The rate of interest on each 5-Year Fixed Rate Note will be 2.056% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, to, but excluding, the applicable Interest Payment Date, and interest on each 5-Year Fixed Rate Note will be payable semi-annually in arrears on April 5 and October 5 of each year, beginning on October 5, 2020, and on the Maturity of such series.

(b)          The rate of interest on each 7-Year Fixed Rate Note will be 2.293% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, to, but excluding, the applicable Interest Payment Date, and interest on each 7-Year Fixed Rate Note will be payable semi-annually in arrears on April 5 and October 5 of each year, beginning on October 5, 2020, and on the Maturity of such series.

(c)          The rate of interest on each 10-Year Fixed Rate Note will be 2.565% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, to, but excluding, the applicable Interest Payment Date, and interest on each 10-Year Fixed Rate Note will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2020, and on the Maturity of such series.

(d)          The rate of interest on each 20-Year Fixed Rate Note will be 3.112% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, to, but excluding, the applicable Interest Payment Date, and interest on each 20-Year Fixed Rate Note will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2020, and on the Maturity of such series.

(e)          The rate of interest on each 30-Year Fixed Rate Note will be 3.362% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, to, but excluding, the applicable Interest Payment Date, and interest on each 30-Year Fixed Rate Note will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2020, and on the Maturity of such series.

(f)           Interest with respect to the Fixed Rate Notes will accrue on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full monthly period will be computed on the basis of the actual number of calendar days elapsed in such a period.

(g)          If the date on which a payment of interest or principal on the Fixed Rate Notes is scheduled to be paid is not a Business Day, then the interest or principal payable on that date will be paid on the next succeeding Business Day, and no further interest will accrue as a result of such delay.

(h)          Interest will be payable to the Persons in whose names such Fixed Rate Notes (or one or more Predecessor Securities) are registered on the relevant Record Date; provided, that interest payable at the relevant Maturity will be payable to the Persons to whom the principal of the Fixed Rate Notes is payable.

Section 2.05     Interest on the Floating Rate Notes.

(a)          The rate of interest on each Floating Rate Note will be a floating rate, reset quarterly, equal to the then-current Benchmark plus 0.45% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, to, but excluding, the applicable Floating Rate Interest Payment Date, payable on the Floating Rate Notes quarterly in arrears on January 5, April 5, July 5 and October 5 of each year, and on the Maturity of such series (each, a “Floating Rate Interest Payment Date”), beginning on July 5, 2020.

(b)          Interest will be payable to the Persons in whose names such Floating Rate Notes (or one or more Predecessor Securities) are registered on the relevant Record Date; provided, however, that interest payable at the relevant Maturity will be payable to the Persons to whom the principal of the Floating Rate Notes is payable.

(c)           If a Floating Rate Interest Payment Date (other than any Maturity) is not a Business Day, then that Floating Rate Interest Payment Date shall be the next succeeding Business Day (and no further interest will accrue as a result of such delay) unless the next succeeding Business Day is in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date shall be the immediately preceding Business Day. If the relevant Maturity of any Floating Rate Notes falls on a day that is not a Business Day, the payment of principal and interest, if any, otherwise payable on such date will be postponed to the next succeeding Business Day, and no interest on such payment will accrue from and after such Maturity.

(d)          The Bank of New York Mellon Trust Company, N.A., acting as calculation agent, or any successor thereto (the “Calculation Agent”) shall calculate the rate of interest on the Floating Rate Notes in respect of each applicable Interest Period.

(e)          The interest rate for each Interest Period will be reset for the Floating Rate Notes on January 5, April 5, July 5 and October 5 of each year (each such date, an “Interest Reset Date”), and will be set for the initial Interest Period on the date of original issuance of the Floating Rate Notes. If any Interest Reset Date would otherwise be a day that is not a Business Day, that Interest Reset Date shall be the next succeeding Business Day, unless the next succeeding Business Day is in the next succeeding calendar month, in which case that Interest Reset Date shall be the immediately preceding Business Day. The initial Interest Period for the Floating Rate Notes will be the period from and including the original issuance date of the Floating Rate Notes to, but excluding, the first Interest Reset Date. Thereafter, an “Interest Period” shall mean the period from and including an Interest Reset Date to, but excluding, the next succeeding Interest Reset Date and, in the case of the last such period, from and including the Interest Reset Date immediately preceding Maturity, as the case may be, to, but excluding, such Maturity.

(f)           The interest determination date for the initial Interest Period will be the date that is the second London Business Day preceding the date of original issuance of the Floating Rate Notes and for any other Interest Period will be the second London Business Day preceding the relevant Interest Reset Date (the “Interest Determination Date”). A “London Business Day” is any day on which commercial banks are open for business (including dealings in U.S. dollars) in London, England. Promptly upon determination, the Calculation Agent will inform the Company of the interest rate for the next Interest Period.

(g)           Absent manifest error, the calculation of the rate of interest for each applicable Interest Period by the Calculation Agent shall be conclusive and binding on the Holders of the Floating Rate Notes, the Trustee and the Company. The Calculation Agent’s calculation of the amount of any interest payable after the first Interest Determination Date will be maintained on file at the Calculation Agent’s principal office.

(h)           Effect of Benchmark Transition Event.

(i)             If the Benchmark Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes during the applicable Interest Period in respect of the determination of the Benchmark on that date and all such determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Company will have the right to make Benchmark Replacement Conforming Changes from time to time.

(ii)            Notwithstanding anything set forth in Section 2.05(h)(i) above, if the Benchmark Agent determines on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month LIBOR (or the then-current Benchmark, as applicable), then the provisions set forth in this Section 2.05(h) will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

(iii)           The Company and the Benchmark Agent are expressly authorized to make certain determinations, decisions and elections under the terms of the Indenture and the Floating Rate Notes, including with respect to the use of any Benchmark Replacement under this Section 2.05(h). Any determination, decision or election that may be made by the Company, or by the Benchmark Agent, under the terms of the Indenture and the Floating Rate Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection (A) will be conclusive and binding on the Holders of the Floating Rate Notes, the Calculation Agent and the Trustee, absent manifest error, (B) if made by the Company, will be made in the Company’s sole discretion, (C) if made by a Benchmark Agent appointed by the Company, will be made after consultation with the Company, and the Benchmark Agent will not make any such determination, decision or election to which the Company reasonably objects, (D) shall become effective without consent from the Holders of the Floating Rate Notes, the Trustee or any other Person and (E) shall be provided to the Trustee and the Calculation Agent in writing. If the Benchmark Agent fails to make any determination, decision or election that it is required to make under the terms of the Indenture and the Floating Rate Notes, then the Company will make such determination, decision or election on the same basis as described above in this Section 2.05(h).

(i)            Any Calculation Agent or Benchmark Agent may be removed by the Company at any time for any reason or no reason. For the avoidance of doubt, if at any time there is no Calculation Agent or Benchmark Agent appointed by the Company, then the Company shall be the Calculation Agent or the Benchmark Agent, as applicable, unless and until a successor Calculation Agent or Benchmark Agent is appointed by the Company. The Company may appoint any of its or its Subsidiaries’ Affiliates to be the Calculation Agent or the Benchmark Agent. The role of the Benchmark Agent is separate and distinct from any other roles hereunder, including without limitation the roles of Trustee and of the Calculation Agent.

(j)            The Benchmark Agent shall notify the Trustee and any Calculation Agent in writing (i) following its determination of the occurrence of the Benchmark Transition Event or the Benchmark Replacement Date and (ii) of any Benchmark Replacements or Benchmark Replacement Conforming Changes.

(k)           The amount of interest for each day that the Floating Rate Notes are Outstanding (the “Daily Interest Amount”) will be calculated by dividing the floating interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Notes (known as the “Actual/360” day count). The amount of interest to be paid on the Floating Rate Notes for any Interest Period will be calculated by adding the Daily Interest Amounts for each day in such Interest Period.

(l)            Notwithstanding the foregoing or anything to the contrary provided herein, the interest rate on the Floating Rate Notes will be limited to the maximum rate permitted by New York law.

(m)          All percentages resulting from any calculation of any interest rate for the Floating Rate Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

(n)           Upon prior written request from any Holder of the Floating Rate Notes, the Calculation Agent will provide the interest rate in effect on the Floating Rate Notes for the current Interest Period and, if it has been determined, the interest rate to be in effect for the next Interest Period.

(o)          None of the Trustee, the Calculation Agent, or the Paying Agent will have any liability for any determination made by or on behalf of the Company or the Benchmark Agent in connection with a Benchmark Transition Event or a Benchmark Replacement. In no event shall the Calculation Agent be responsible for determining any substitute for LIBOR or any Benchmark, or for determining whether any Benchmark Transition Event has occurred, or for making any adjustments to any Benchmark Replacement or spread thereon, the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor Benchmark. In connection with the foregoing, the Calculation Agent will be entitled to conclusively rely on any determinations made by us or the Benchmark Agent and will have no liability for such actions taken at our direction. If the Benchmark Agent (if other than the Company) is unable to determine whether a Benchmark Transition Event has occurred and/or has not selected the Benchmark Replacement, if applicable, then in such case, the Company shall make such determination or select the Benchmark Replacement, as the case may be.

Section 2.06    Place of Payment. The Place of Payment for the Notes, and the place where notices and demand to or upon the Company in respect of the Notes and the Indenture may be served, shall be the Corporate Trust Office of the Trustee or the Paying Agent’s office maintained for that purpose in the Borough of Manhattan, City of New York.

Section 2.07    Sinking Fund Obligations. The Company has no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement.

Section 2.08    Denomination. The Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 2.09    Currency. Principal and interest on the Notes shall be payable in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

Section 2.10    Security Registrar and Paying Agent. The Trustee shall serve initially as the Security Registrar and the Paying Agent for the Notes.

Section 2.11    Form of Notes; Book Entry Provisions.

(a)           Each series of the Notes shall be substantially in the form of the corresponding Annex attached hereto (other than, with respect to (x) any Additional Notes of any series of the Notes, changes related to issue date, issue price and, under some circumstances, the first Interest Payment Date or Floating Rate Interest Payment Date, as applicable, of such Additional Notes and (y) any Exchange Notes of any series of the Notes, changes related to legends, transfer restrictions, CUSIP/ISIN numbers and other changes customary for notes registered pursuant to the Securities Act). The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Each Note shall be dated the date of its authentication.

(b)           (i) The Initial Notes shall be offered and sold by the Company pursuant to the Purchase Agreement. The Notes shall be resold initially only (A) to persons reasonably believed to be QIBs in reliance on Rule 144A under the Securities Act or (B) outside the United States, to persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in compliance with Regulation S. Notes may thereafter be transferred to, among others, purchasers reasonably believed to be QIBs, purchasers in reliance on Regulation S, and otherwise, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be initially issued in the form of one or more permanent global securities in fully registered form (collectively, the “Rule 144A Global Note”) and Notes initially resold pursuant to Regulation S shall be initially issued in the form of one or more permanent global securities in fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the Global Notes Legend and the applicable Restricted Notes Legend set forth in Section 2.12(e) hereof. Such global securities shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

(ii)     The Rule 144A Global Notes and the Regulation S Global Notes are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and DTC or its nominee as hereinafter provided.

(c)           This Section 2.11(c) shall apply only to a Global Note deposited with or on behalf of DTC.

(i)            The Company shall execute and the Trustee shall, in accordance with this Section 2.11(c), authenticate and deliver initially one or more Global Notes that (A) shall be registered in the name of DTC and (B) shall be delivered by the Trustee to DTC or pursuant to DTC’s instructions or held by the Trustee as Notes Custodian for DTC.

(ii)           Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC (or by the Trustee as the Notes Custodian for DTC) or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat DTC as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(d)           Except as provided in Section 2.12 or 2.13, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

(e)           The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Supplemental Indenture and, to the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is any conflict between the terms of the Notes and this Supplemental Indenture, the terms of this Supplemental Indenture shall govern.

(f)            The Notes may be presented for registration of transfer and exchange at the offices of the Security Registrar.

Section 2.12     Special Transfer Provisions.

(a)           Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Security Registrar with a request:

(i)             to register the transfer of such Definitive Notes; or

(ii)            to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(A)         shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(B)          are accompanied by the following additional information and documents, as applicable: (x) if such Definitive Notes are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or (y) if such Definitive Notes are being transferred to the Company, a certification to that effect (in each case in the form set forth on the reverse side of the Initial Note); or

(C)          if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (ii) if the Company or Security Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.12(e)(ii).

(b)     Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with:

(i)            certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (A) to a QIB in accordance with Rule 144A or (B) to a non-U.S. Person outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 903 or Rule 904 under the Securities Act; and

(ii)            written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the DTC account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between DTC and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for Definitive Notes pursuant to Section 2.13, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Global Note in the appropriate principal amount.

(c)           Transfer and Exchange of Global Notes.

(i)            The transfer and exchange of Global Notes or beneficial interests therein shall be effected through DTC, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC (including, if applicable the Applicable Procedures) therefor. A transferor of a beneficial interest in a Global Note shall deliver a written or electronic order given in accordance with DTC’s procedures (including, if applicable the Applicable Procedures) containing information regarding the participant account of DTC to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)            Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through a Regulation S Global Note of the same series, whether before or after the expiration of the Restricted Period, shall be made in accordance with the procedures of DTC and only upon receipt by the Trustee of a written certification (in the form set forth on the reverse side of the Initial Note) from the transferor to the effect that such transfer is being made in accordance with Rule 903 or Rule 904 of Regulation S or (if available) Rule 144 under the Securities Act and, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(iii)           Beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes of the same series in accordance with the procedures of DTC and if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee a written certificate (in the form set forth on the reverse side of the Initial Note) to the effect that the beneficial interest in the Regulation S Global Note, is being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

(iv)          If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(v)           Notwithstanding any other provisions of this Supplemental Indenture (other than the provisions set forth in Section 2.13), a Global Note may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor to DTC or a nominee of such successor to DTC.

(vi)          In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.13 prior to the consummation of the Registered Exchange Offer or the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144, Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)           Restrictions on Transfer of Regulation S Global Notes.

(i)             Prior to the expiration of the Restricted Period, interests in a Regulation S Global Note may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in a Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (a) to the Company or any Subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as such security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. Persons that occur outside the United States (within the meaning of Regulation S under the Securities Act), or (e) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, subject to the Company’s and the Trustee’s right prior to any such offer, sale or transfer pursuant to clause (d) or (e) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in a Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note shall be made only in accordance with the Applicable Procedures, pursuant to Rule 144 or 144A of the Securities Act and upon receipt by the Trustee of a written certification (in the form on the reverse side of the Initial Note).

(ii)           Upon the expiration of the Restricted Period, beneficial ownership interests in a Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(e)           Legend.

(i)             Each Note certificate evidencing the Global Notes (and all Notes that are Global Notes issued in exchange therefor or in substitution thereof) will contain a legend substantially to the following effect (each defined term in the legend being defined as such for purposes of the legend only):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii)            Except as permitted by the following paragraphs (iii), (iv), (v) or (vi), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) will contain a legend substantially to the following effect (each defined term in the legend being defined as such for purposes of the legend only):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER REPRESENTS THAT

(1) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

(2) IT IS NOT A “U.S. PERSON” AND IS OUTSIDE OF THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT).

NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR][IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES to non-U.S. Persons THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

Each Note evidencing a Global Note offered and sold to a QIB pursuant to Rule 144A will contain a legend substantially to the following effect:

EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

(iii)           Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Security Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iv)          After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to such Initial Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall continue to apply.

(v)           Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to Initial Notes that Initial Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend will be deposited with the Notes Custodian and the Initial Notes cancelled.

(vi)          Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(f)            Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g)           Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent and the Security Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(h)           All Notes issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(i)            No Obligation of the Trustee.

(i)             The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, Agent Member or any other Person with respect to the accuracy of the records of DTC or its nominee or of any Agent Member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Agent Members and any beneficial owners.

(ii)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.13     Definitive Notes.

(a)           A Global Note deposited with DTC or with the Trustee as Notes Custodian for DTC pursuant to Section 2.11 hereof shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.12 hereof and if (x) DTC notifies the Company at any time that it is unwilling or unable to continue as Depositary for the series of Notes of which such Global Note is a part or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, and, in each case, a successor Depositary is not appointed by the Company within 90 days, (y) the Company, at its option, executes and delivers to the Trustee a Company Order that such Global Note shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Notes of which such Global Note is a part and DTC notifies the Trustee of its decision to exchange any Global Note of such series for Definitive Notes registered in the names of Persons other than DTC.

(b)           Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by DTC to the Trustee at the Corporate Trust Office of the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount or any integral multiple of $1,000 in excess thereof and registered in such names as DTC shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.12(e) hereof, contain the applicable Restricted Notes Legend set forth in Section 2.12(e)(ii) hereof.

(c)           Subject to the provisions of Section 2.13(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)           In the event of the occurrence of one of the events specified in Section 2.13(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

(e)           By its acceptance of any Note containing any legend in Section 2.12(e), each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legend in Section 2.12(e) and agrees that it shall transfer such Note only as provided in this Indenture.

(f)           The Security Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.12 or this Section 2.13. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Security Registrar.

Section 2.14     Optional Redemption.

(a)           At any time, and from time to time, prior to the Par Call Date in respect of a series of Fixed Rate Notes, the Company may redeem Fixed Rate Notes of such series, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Fixed Rate Notes to be redeemed, and (ii) the sum of the Remaining Scheduled Payments of the Fixed Rate Notes to be redeemed from the Redemption Date to the Par Call Date of such series of Fixed Rate Notes discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus the Make-Whole Basis Points applicable to such series of Fixed Rate Notes, plus, in each case, accrued and unpaid interest, if any, on the principal amount of the Fixed Rate Notes being redeemed to, but excluding, the Redemption Date (the “Make-Whole Redemption Price”).

(b)           At any time on or after the Par Call Date in respect of a series of Fixed Rate Notes, the Company may redeem the Fixed Rate Notes of such series, in whole or in part, at a redemption price equal to 100% of the principal amount of the Fixed Rate Notes being redeemed, plus accrued and unpaid interest, if any, on the principal amount of the Fixed Rate Notes being redeemed to, but excluding, the Redemption Date.

(c)           At any time on or after April 5, 2021, the Company may redeem the Floating Rate Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Floating Rate Notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount of the Floating Rate Notes being redeemed, to, but excluding, the Redemption Date.

(d)           Notice of redemption shall be mailed or otherwise delivered in accordance with the applicable procedures of DTC in accordance with Section 1104 of the Base Indenture not less than 10 days nor more than 60 days prior to the Redemption Date to each Holder of the Notes to be redeemed. If less than all of the Notes then Outstanding of any series are to be redeemed, the Trustee will select the particular Notes or portions thereof in accordance with Section 1104 of the Base Indenture. If the Redemption Date is on or after a Record Date and on or before the related Interest Payment Date or Floating Rate Interest Payment Date, as applicable, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes are subject to redemption by the Company. Unless the Company defaults in payment of the Redemption Price, interest will cease to accrue on the Notes or portion of the Notes called for redemption on and after the applicable Redemption Date. On or before a Redemption Date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the Redemption Price of the Notes to be redeemed on that date.

(e)           For the purposes of this Section, the terms below are defined as follows:

“Calculation Date” means, with respect to any Redemption Date, two Business Days prior to the date of the notice of redemption relating to such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Fixed Rate Notes to be redeemed (assuming, for this purpose, that such Fixed Rate Notes mature on the Par Call Date applicable thereto) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Fixed Rate Notes to be redeemed (assuming, for this purpose, that such Fixed Rate Notes mature on the Par Call Date applicable thereto).

“Comparable Treasury Price” means, with respect to any Redemption Date for any Fixed Rate Notes, the average of all Reference Treasury Dealer Quotations obtained by the Company.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company from time to time.

“Make-Whole Basis Points” in respect of a series of Fixed Rate Notes means the number of basis points set forth below under the heading “Make-Whole Basis Points” across from the name of such series of Fixed Rate Notes.

Series of Fixed Rate Notes	Make-Whole Basis Points
5-Year Fixed Rate Notes	+ 10 basis points
7-Year Fixed Rate Notes	+ 15 basis points
10-Year Fixed Rate Notes	+ 15 basis points
20-Year Fixed Rate Notes	+ 20 basis points
30-Year Fixed Rate Notes	+ 25 basis points

“Par Call Date” in respect of a series of Fixed Rate Notes means the date set forth under the heading “Par Call Date” below across from the name of such series of Fixed Rate Notes.

Series of Notes	Par Call Date

5-Year Fixed Rate Notes	March 5, 2025 (1 month prior to the Stated Maturity of such Notes)
7-Year Fixed Rate Notes	February 5, 2027 (2 months prior to the Stated Maturity of such Notes)
10-Year Fixed Rate Notes	November 15, 2029 (3 months prior to the Stated Maturity of such Notes)
20-Year Fixed Rate Notes	August 15, 2039 (6 months prior to the Stated Maturity of such Notes)
30-Year Fixed Rate Notes	August 15, 2049 (6 months prior to the Stated Maturity of such Notes)

“Primary Treasury Dealer” means a primary U.S. government securities dealer in the United States.

“Reference Treasury Dealer” means one or more of BofA Securities, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC and their respective successors. If any Reference Treasury Dealer ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer for that dealer.

“Reference Treasury Dealer Quotations” means, with respect to one or more Reference Treasury Dealers and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the Calculation Date with respect to the Redemption Date.

“Remaining Scheduled Payments” means, with respect to each Fixed Rate Note being redeemed, the remaining scheduled payments of principal and interest (excluding interest accrued to, but excluding, the Redemption Date) of such Fixed Rate Note that would be due after the related Redemption Date but for the redemption.

“Treasury Rate” means, with respect to any Redemption Date, as of the Calculation Date, (a) the arithmetic average of the yields in the statistical release for the immediately preceding week designated “H.15” or any successor publication which is published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under “U.S. government securities—Treasury constant maturities—nominal,” for the maturity corresponding to the Comparable Treasury Issue (or, if no maturity is within three months before or after the remaining term of the Fixed Rate Notes to be redeemed (assuming, for this purpose, that such Fixed Rate Notes mature on the Par Call Date applicable thereto), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month) or (b) if the release referred to in clause (a) (or any successor release) is not published on the Calculation Date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

Section 2.15           Purchase Right. The Company may at any time and from time to time purchase Notes in the open market, by tender offer, through privately negotiated transactions or otherwise.

Section 2.16           Parent Guarantee. Each series of Notes initially will be guaranteed on an unsecured, unsubordinated basis by the Guarantor, pursuant to the Parent Guarantee and on the terms provided in the Guarantee Agreement. Each Parent Guarantee will continue in full force and effect for the benefit of the Holders of the Notes and the Trustee until such Parent Guarantee is terminated and released in accordance with the terms of the Guarantee Agreement.

Section 2.17           Defeasance and Covenant Defeasance.     Section 14.02 and Section 14.03 of the Base Indenture will be applicable to such Notes.

ARTICLE III

AMENDMENTS TO BASE INDENTURE

Section 3.01           Amendment to Section 501 of the Base Indenture.

Solely as it relates to the Notes, Section 501 of the Base Indenture is hereby amended by deleting clause (6) thereof and replacing it with the following:

(6)           Except as permitted by the Guarantee Agreement (as defined in the Supplemental Indenture No. 1, dated as of February 27, 2020 (the “Supplemental Indenture”, between Otis Worldwide Corporation and the Trustee), the Parent Guarantee (as defined in the Supplemental Indenture) being held in any judicial proceeding to be unenforceable or invalid or ceasing for any reason to be in full force and effect, in each case, relating to the Notes (as defined in the Supplemental Indenture) of any series, or the Guarantor (as defined in the Supplemental Indenture) denying or disaffirming in writing its obligation under the Parent Guarantee relating to the Notes of any series, and such Parent Guarantee not being issued or returned to full force and effect within, or such denial or disaffirmation not being rescinded, by the date that is 10 days after receipt of a specified written notice to the Company from the Trustee or a Holder of Notes of the relevant series.

Section 3.02           Amendment to Section 704 of the Base Indenture. Solely as it relates to the Notes, Section 704(a) of the Base Indenture is hereby amended by replacing it with the following:

(a) From and after the date on which the Parent Guarantee is terminated, the Company shall file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended. The Company will be deemed to have complied with the obligations described in the immediately previous sentence to the extent that the information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure) and posted on the Company’s website or otherwise publicly available. Delivery of the reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 3.03     Amendment to Section 1006 of the Base Indenture. Solely as it relates to the Notes, Section 1006(e) of the Base Indenture is hereby amended by replacing it with the following:

(e) Liens which secure Debt owing by a Subsidiary to the Company or to a Wholly-Owned Domestic Manufacturing Subsidiary (or, if prior to the Guarantee Release Date (as defined in the Supplemental Indenture), to the Guarantor or any Subsidiary of the Guarantor);

Section 3.04     Amendment to Section 1009 of the Base Indenture. Solely as it relates to the Floating Rate Notes, the first paragraph of Section 1009 of the Base Indenture is hereby amended by replacing it with the following:

Upon the occurrence of a Change of Control Triggering Event with respect to a series of Securities, unless the Company has exercised its right to redeem the Securities of such series by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with this Indenture, each Holder of the Securities of such series will have the right to require the Company to purchase all or a portion of such Holder’s Securities of such series pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the Change of Control Payment Date (as defined below) (the “Change of Control Payment”). If the Change of Control Payment Date is (a) on a day that is not a Business Day, the related payment of the Change of Control Payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day and/or (b) on or after a Record Date and on or before the related Interest Payment Date or Floating Rate Interest Payment Date, as applicable, the accrued and unpaid interest, if any, will be paid to the person in whose name the Security is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Securities are subject to purchase by the Company.

Section 3.05     Amendment to Section 1009 of the Base Indenture. Solely as it relates to the Floating Rate Notes, the fifth paragraph of Section 1009 of the Base Indenture is hereby amended by replacing it with the following:

In connection with any Change of Control Offer for any series of Securities, if Holders of not less than 90% in aggregate principal amount of the outstanding Securities of such series validly tender and do not withdraw such Securities in the Change of Control Offer and the Company, or any third party making the Change of Control Offer in lieu of the Company as described above, purchases all of those Securities validly tendered and not withdrawn by the holders, the Company or such third party will have the right, upon not less than 15 but not more than 60 days’ notice mailed or otherwise delivered in accordance with the applicable procedures of DTC by the Company to each holder of such Securities (provided, that the notice is given not more than 30 days following the purchase date in respect of such Change of Control Offer), to redeem all the Securities of such series that remain outstanding following such purchase at a price in cash equal to 101% of the outstanding principal amount of the Securities plus accrued and unpaid interest, if any, to, but excluding, the applicable purchase date (it being agreed that if the purchase date is (a) on a day that is not a Business Day, the related payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day and/or (b) on or after a Record Date and on or before the related Floating Rate Interest Payment Date (as defined in the Supplemental Indenture) the accrued and unpaid interest, if any, will be paid to the person in whose name the Security is registered at the close of business on such Record Date, and no additional interest will be payable to holders whose Securities are subject to purchase by the Company).

ARTICLE IV

MISCELLANEOUS

Section 4.01     Integral Part; Effect of Supplement on Indenture. This Supplemental Indenture constitutes an integral part of the Indenture. Except for the amendments and supplements made by this Supplemental Indenture (which only apply to the Notes), the Base Indenture will remain in full force and effect as executed.

Section 4.02     Adoption, Ratification and Confirmation. The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 4.03     Trustee Not Responsible for Recitals. The recitals in this Supplemental Indenture are made by the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.

Section 4.04     Counterparts. This Supplemental Indenture may be executed in multiple counterparts, each of which will be regarded for all purposes as an original and all of which will constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission will constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

Section 4.05     Governing Law. This Supplemental Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Trustee have executed this Supplemental Indenture as of the date first above written.

OTIS WORLDWIDE CORPORATION

By:	/s/ Christopher Witzky
Name: Christopher Witzky
Title: Vice President, Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Robert W. Hardy
Name: Robert W. Hardy
Title: Vice President

[Signature Page to Otis Supplemental Indenture (Otis)]

ANNEX 1

Form Of floating rate notes

Annex 1-1

ANNEX 2

Form Of 5-Year fixed rate notes

Annex 2-1

ANNEX 3

Form Of 7-Year FIXED rate notes

Annex 3-1

ANNEX 4

Form Of 10-Year fixed rate notes

Annex 4-1

ANNEX 5

Form Of 20-Year fixed rate notes

Annex 5-1

ANNEX 6

Form Of 30-Year fixed rate notes

Annex 6-1